Exhibit 1

                             Joint Filing Agreement


In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that the joint filing on behalf of each of them of Amendment No. 3 to Statement on Schedule 13D, dated as of March 14, 2007 (including amendments thereto) with respect to the common stock, par value $.01 per share, of Five Star Products, Inc. may be filed by National Patent Development Corporation and further agrees that this Joint Filing Agreement be included as an Exhibit to such joint filing.

Dated: as of March 14, 2007


                                                     NATIONAL PATENT DEVELOPMENT
                                                     CORPORATION


                                                     Jerome I. Feldman
                                                     Chief Executive Officer


                                                     JL DISTRIBUTORS, INC.


                                                     John Belknap
                                                     President